Exhibit 10.34
DIRECTOR AGREEMENT
     THIS DIRECTOR AGREEMENT (“Agreement”) is dated for reference purposes only as of this 8th day of November 2006, by and between ROBERT C. BURLINGAME (the “Director”) and OCULUS INNOVATIVE SCIENCES, INC., a California corporation (the “Company”), and, subject to the prior amendment of Section 2.10 of the Bylaws, shall become effective as of the date the requisite affirmative vote of the holders of Series A Preferred Stock of the Company in favor of the election of Director shall be obtained (the “Effective Date”) .
     WHEREAS, the Company is engaged in the business of developing and manufacturing products for the anti -infection and wound management markets ;
     WHEREAS, as of the Effective Date, the Director will be a duly elected director of the Company;
     WHEREAS, the Company and the Director desire that the confidentiality obligations of the Director and the indemnification obligations of the Company be memorialized by this Agreement; and
     WHEREAS, the Company desires that the Director be compensated for his services to the Company by the granting of options to purchase the stock of the Company on the terms provided herein.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:
     1. Director Availability. The Director shall make himself reasonably available to attend the noticed meetings of the Board of Directors of the Company at the Company’s Petaluma offices, and if not practicable, by telephone conference call. The Director shall make himself reasonably available to the officers of the Company for purpose of general consultation in connection with the business of the Company.
     2. Competing Activities. While a director of the Company, the Director shall not engage in any other employment, occupation, consulting or other business activity that is directly competitive with the business of the Company.
     3. Covenant Not to Solicit. For the period beginning on the date hereof and ending on the date one (1) year after the completion or termination of the Director’s engagement with the Company, the Director shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or
Director Agreement
Oculus Innovative Sciences, Inc.

take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for the Director or for any other person or entity.
     4. Confidential Information. The Director acknowledges that during the course of his engagement with the Company that he will produce and have access to information relating to personnel, sales, forecasts, customers and financial, operational and scientific matters of the Company, whether developed by the Director or by others (collectively, “Confidential Information”). The Director understands that any and all Confidential Information is received or developed by him and is disclosed to him in confidence, and is to be used only for the purposes for which it is provided. During the term of his engagement with the Company or thereafter, the Director shall not directly or indirectly, except as required by the normal business of the Company or expressly consented to in writing by the Board of Directors of the Company: (i) disclose, publish or make available any Confidential Information, other than to an employee, officer or director of the Company who, in the reasonable exercise of the Director’s judgment, needs to know such Confidential. Information in order to perform his duties to the Company; (ii) sell, transfer or otherwise use or exploit or permit the sale, transfer, use or exploitation of the Confidential Information for any purposes other than those for which they were provided; or (iii) remove from the Company’s premises or retain upon termination of his engagement any Confidential Information, any copies thereof or any tangible or retrievable materials containing or constituting Confidential Information. The Director further agrees that all files, letters, memos, reports, sketches, drawings, customer lists, telephone lists or other written material containing Confidential Information which shall come into his possession shall be the exclusive property of the Company to be used only in the performance of Company duties. All such written materials shall be delivered to the Company upon termination of the Director’s engagement with the Company.
     The restrictions on the use or disclosure of Confidential Information shall not apply to any information that the Director can document is or was: (i) independently developed by the Director prior to the time of disclosure; (ii) in the public domain without breach of this Agreement and through no fault of the Director; (iii) at the time of disclosure to the Director properly known to such party free of restriction or lawfully received free of restriction from another source having the right to so furnish such information; or (iv) which the Company agrees in writing is free of such restrictions.
     5. Equitable Remedies. The Director agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach or threatened breach of the covenants set forth in sections 2, 3, and 4 of this Agreement. Accordingly, the Director agrees that in the event of any alleged breach or threatened breach of those sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such alleged breach or threatened breach.
Director Agreement
Oculus Innovative Sciences, Inc.

     6. Company Stock Options. As partial compensation for Director’s services to the Company, the Director shall be granted an option to purchase 300,000 fully vested shares of Common Stock of the Company at an exercise price of Three dollars and Twenty Five cents ($3.25) per share (the “Stock Options”). The Stock Options must be exercised within ten (10) years after the date on which the last vesting of the Stock Options occur; provided, however, that if the Director is requested to resign for cause (as defined below) or is removed for cause (as defined below), the Stock Options must be exercised, in whole or in part, within thirty (30) days of such resignation or removal.
     The Stock Options and the underlying shares shall be subject to certain restrictions and legends as shall be specified in any documents authorizing such Stock Options and shares. The Stock Options and the underlying shares shall not be issued unless the issuance and delivery of such Stock Options and shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules ad regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the underlying shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any underlying shares hereunder, shall relieve the Company of any liability in respect of the non-issuance of such Stock Options and shares as to which such requisite authority shall not have been obtained.
     7. Expenses. The Director shall be entitled to reimbursement of his reasonable expenses incurred on behalf of the Company and reimbursement to the Director shall be due and made against an itemized list of such expenses. Any expenses in excess of $100 shall require the prior approval of the Company.
     8. Indemnification. The Company will indemnify and defend the Director against any liability incurred in the performance of his services to the Company to the fullest extent authorized in. Company’s Articles of Incorporation, bylaws, and applicable law. The Company has purchased Director’s and Officer’s liability insurance, and Director shall be entitled to the protection of any insurance policies the Company maintains for the benefit of its directors and officers against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with the Company, its subsidiaries, or affiliates.
     9. Assignment by Director. This Agreement is personal, and the Director’s rights and obligations under this Agreement are not and shall not be transferable by assignment or otherwise. Any attempted assignment in violation of this section 9 shall be voidable at the Company’s option and shall entitle the Company to terminate the Agreement.
Director Agreement
Oculus Innovative Sciences, Inc.

     10. Assignment by the Comp. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any affiliated company. If the Company shall merge into, sell, as sign or transfer its operations to any successor, the Company shall have the right to assign all of its right, title and interest in this Agreement to such successor; provided, however, that such successor assumes and agrees to perform, from and after the date of such assignment, all of the terms, conditions and provisions imposed by this Agreement upon the Company. In the event of such an assignment by the Company and of such assumption and agreement by a successor, all further rights, as well as all further obligations, of the Company under this Agreement shall cease and terminate, and thereafter, the term “the Company” wherever used herein shall be deemed to refer to such. successor or assignee. This Agreement shall inure to the benefit of, and be enforceable by, any corporate successor to or assignee of the Company.
     11. Notice. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business, and any notice to be given to the Director shall be addressed to him at his home address last shown on the records of the Company, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage and registry or certification. fee prepaid) in a post office or branch post office regularly maintained by the United States government.
     12. Construction. The provisions of this Agreement are divisible and, so far as they are covenants not to compete, shall be operative to the extent, both as to time and area covered, that they may be made so applicable; if any provisions, or any part hereof, are declared invalid or unenforceable, the validity and enforceability of the remainder of such provisions, or parts hereof, and the applicability hereof shall not be affected thereby.
     13. Waiver. Waiver of any term or condition contained in this Agreement-by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.
     14. Applicable Law. The provisions of this Agreement shall be interpreted under, and performance of the parties hereto shall be governed by, the laws of the State of California.
     15. Amendments. The provisions of this Agreement may be waived, amended, modified, or repealed, in whole or in part, only on the written consent of all parties to this Agreement.
Director Agreement
Oculus Innovative Sciences, Inc.

     16. Survival. The respective obligations and covenants of the parties under this Agreement which shall by their nature extend beyond the expiration or termination of this Agreement, including, without limitation, the confidentiality and non -solicitation obligations of the Director and the indemnification obligations of the Company, shall survive the termination or expiration of this Agreement.
     17. Headings. The headings throughout this Agreement are for the convenience and reference purposes only and shall not be deemed to expand, modify, amplify, or aid in the interpretation, construction, or meaning of any provision of this Agreement.
     18. Entire Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Agreement, and such terms may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the Effective Date.

The Director:	The Company:

Oculus Innovative Sciences, Inc.
/s/ Robert C. Burlingame	a California Corporation

Robert C. Burlingame

	By:	/s/ H. Alimi

	Its:	President
Director Agreement
Oculus Innovative Sciences, Inc.